Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 23, 2010 relating to the financial statements of Bliss and Glennon, Inc., which appears in Fortegra Financial Corporation’s Amendment No. 6 to Registration Statement on Form S-1 (No. 333-169550).
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Jacksonville, Florida
December 16, 2010